Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER
THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, H. Craig Dees and Peter R. Culpepper, certifies, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2010 of Provectus Pharmaceuticals, Inc. (the "Company") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on July 22, 2011.

/s/ H. Craig Dees
H. Craig Dees, Ph.D.
Chief Executive Officer

/s/ Peter R. Culpepper
Chief Financial Officer
Chief Operating Officer